SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 13, 2006 (October 12, 2006)

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Following approval by the Compensation Committee of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), on October 12, 2006, the Company concluded the payment of bonuses to certain of the Company’s employees.  Dr. Robert Lanza, Vice President, Medical and Scientific Development, received a bonus of $100,000, Irina Klimanskaya, Director, Stem Cell Biology, and Young Chung, Director, Nuclear Transfer, each received a bonus of $25,000, and Sandy Becker, Senior Research Associate, and Shi-Jiang Lu, Director, Stem Cell Differentiation, each received a bonus of $15,000.

Pursuant to the disclosure set forth in Item 5.02 below, Ivan Wolkind’s annual salary has been increased to $195,000.

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective immediately, Ivan Wolkind, age 39, has been appointed Vice President of Finance and Chief Accounting Officer of the Company.  Prior to joining the Company as VP Finance—Controller in March, 2005, Mr. Wolkind served as the Executive Vice President of Finance and Chief Financial Officer for Eyematic, a technology company providing software solutions for delivering animated content to cell phones. Between 1999 and July, 2001, Mr. Wolkind was the Chief Financial Officer for eLease, a company providing software solutions and back-end automation for the capital equipment leasing market.  Prior to his appointment at eLease, Mr. Wolkind served as the Vice President of Finance for Ventro Corporation.  Before his tenure at Ventro Corporation, Mr. Wolkind served as the Vice President of Finance at Onsale, Inc., a publicly traded Internet auction company.  Prior to joining Onsale, he held key finance positions at two other companies after leaving KPMG, where he had worked in the financial services and banking audit group. Mr. Wolkind qualified as a Chartered Accountant in the United Kingdom.

On May 10, 2005, we entered into an agreement with Ivan Wolkind in connection with his hiring as VP Finance-Controller. The agreement initially provided for annual compensation of $150,000, which, effective as of October 1, 2006, was increased to $195,000 in connection with his appointment as Vice President of Finance and Chief Accounting Officer of the Company.   The agreement provides for annual bonuses as determined by our Chief Executive Officer, including the payment of a bonus in the amount of $30,000 upon certain performance milestones. Upon execution of the agreement, Mr.Wolkind was awarded 100,000 stock options under the 2005 Stock Plan, vesting in equal monthly installments over 48 months. In the event of a change of control of the Company, 100% of any unvested options held by Mr. Wolkind will become vested.  In the event Mr.Wolkind’s employment is terminated without cause by us, he is entitled to a lump sum severance payment equal to six months’ base salary, and accelerated vesting of 50% of his unvested stock options.  Mr. Wolkind’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wolkind assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

ITEM 5.03             AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 13, 2006, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation that amended the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $.001 per share, from 100,000,000 to 500,000,000.  The Amendment was approved by the stockholders of the Company at its Special Meeting of Stockholders, held on October 13, 2006. The Certificate of Amendment became effective on October 13, 2006 and is attached hereto and incorporated herein by reference as Exhibit 3.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: October 13, 2006

EXHIBITS

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation